Exhibit 3.6

AMENDED AND RESTATED

BYLAWS
OF
AUTO EXPORT SHIPPING, INC.

A New Jersey Corporation

ARTICLE I

OFFICES

Section 1.1                                    Principal and Registered Offices.  The principal office of Auto Export Shipping, Inc. (the “Corporation”) shall be at 1 Slater Drive, Elizabeth, New Jersey.  The registered office of the Corporation in the State of New Jersey shall be at Corporation Service Company, 830 Bear Tavern Road, West Trenton, Mercer County, NJ 08628.

Section 1.2                                    Other Offices.  The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1                                    Place and Time of Meetings.  Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of New Jersey, as shall either (i) be designated in the notice of the meeting or (ii) be agreed upon at or before the meeting by a majority of the shareholders entitled to vote at the meeting.

Section 2.2                                    Annual Meetings.  The annual meeting of shareholders shall be held on any day (except Saturday, Sunday, or a holiday) prior to March 15 of each year for the purpose of electing directors of the Corporation and the transaction of such other business as may be properly brought before the meeting.

Section 2.3                                    Substitute Annual Meeting.  If the annual meeting is not held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with Section 2.4.  A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 2.4                                    Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President or by order of the Board, and shall be called by the Chairman of the Board, the Chief Executive Officer, or the President or by order of the Board upon the written request of any member of the Board or the holders of at least 10% of all the shares of stock entitled to vote at the meeting.

Section 2.5                                    Notice of Meetings.  Except as otherwise required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a written notice thereof to the shareholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to the shareholder at shareholder’s post office address furnished by shareholder to the Secretary of the Corporation for such purpose or, if shareholder has not furnished to the Secretary shareholder’s address for such purpose, then at shareholder’s post office address last known to the Secretary, or by transmitting a notice thereof to shareholder at such address by telegraph, cable or facsimile telecommunication.  Notice shall be deemed given upon delivery (if by hand) or upon deposit in the mail (if by mail) or upon shareholder’s receipt (if by telegraph, cable or facsimile).  It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the President or other person or persons calling the meeting.

Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required.  Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.  Notice of any meeting of shareholders shall not be required to be given to any shareholder who waives such notice, and such notice shall be deemed waived by any shareholder who attends such meeting in person or by proxy, except by a shareholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law.

Section 2.6                                    Adjournments.  Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such notice is otherwise expressly required by law or hereunder.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

Section 2.7                                    List of Shareholders.  The Secretary shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and specifying the address and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.  The stock ledger shall be the only evidence of which shareholders are entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 2.8                                    Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, at each meeting of shareholders the presence in person or by proxy of the holders of shares of shares having a majority of the votes that could be cast by the holders of all outstanding shares of shares entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power to adjourn the meeting to another time and/or place by the affirmative vote of the holders of a majority of such shares.

Section 2.9                                    Voting; Proxies.

(a)                                 At each meeting of the shareholders, each shareholder shall be entitled to vote in person or by proxy each share or fractional share of the shares of the Corporation having voting rights on the matter in question and held by the shareholder and registered in the shareholder’s name on the books of the Corporation:

(i)                                     on the date fixed pursuant to Section 7.5 of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

(ii)                                  if no such record date is so fixed, then at the close of business on the day next preceding the day on which notice of the meeting is given or if notice of the meeting is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 Unless otherwise provided in a shareholders agreement, persons holding shares of the Corporation in a fiduciary capacity shall be entitled to vote such shares.  Persons whose shares are pledged shall be entitled to vote such shares, unless in the pledgor’s transfer on the books of the Corporation he expressly empowered the pledgee to vote such shares, in which case only the pledgee or the pledgee’s proxy may represent and vote such shares.  Shares having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the New Jersey Business Corporation Act.

(c)                                  Unless otherwise provided in a shareholders agreement, voting rights may be exercised by the shareholder entitled thereto in person or by the shareholder’s proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven (11) months from its date, unless that proxy shall provide for a longer period.  Each proxy shall be revocable unless otherwise expressly provided therein or unless otherwise made irrevocable by law.  At any meeting of the shareholders at which a quorum is present, all matters (except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law) shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon.  Voting at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

Section 2.10                             Conduct of Meetings.  Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board, or in the absence of such designation by a Chairman chosen at the meeting by the shareholders attending.  The Corporation’s Secretary shall act as secretary of the meeting, but in his or her absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11                             Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and filed in the corporate records by the Secretary.  Any action taken pursuant to such written consent of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof and may be stated as such in any articles, certificates or documents filed with the Secretary of State of New Jersey or any other state wherein the Corporation may do business.

Section 2.12                             Meeting by Use of Conference Telephone.  Subject to the requirement for notice of meetings and if permitted by applicable law, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

BOARD

Section 3.1                                    General Powers.  The property, business and affairs of the Corporation shall be managed by the Board, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws.

Section 3.2                                    Number and Term of Office.  The number of directors shall be initially as set forth in the Certificate of Incorporation or as fixed by the Incorporator of the Corporation, and shall thereafter be as fixed by the Board, but in no case less than three (3) directors nor more than seven (7) directors.  Directors need not be shareholders of the Corporation nor residents of the State of New Jersey.  The exact number of directors shall be as established by resolution of the Board in conformity with applicable laws.  The directors of the Corporation shall hold office until their successors shall have been duly elected or appointed and shall qualify or until their resignation or removal in the manner hereinafter provided.

Section 3.3                                    Election of Directors.  The Board shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of the shareholders or until a successor is elected and qualified.  At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors, each of whom shall hold office for a term of one year or until a successor is elected and qualified, or until the director’s death, resignation or removal pursuant to these Bylaws.

Section 3.4                                    Resignations; Removal.  Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, President, or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time is not specified, immediately upon receipt of notice thereof.  Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed at any time, with or without cause, by the holders of a majority of shares of stock of the Corporation then entitled to vote at an election of directors, except as otherwise provided by statute. If any directors are so removed, new directors may be elected at the same meeting.

Section 3.5                                    Vacancies.  Any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by the remaining directors.  The shareholders may elect a director at any time to fill a vacancy not filled by the directors.  Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until his death,  resignation or removal in the manner provided herein.

Section 3.6                                    Place of Meeting, Etc.  Unless otherwise specified herein, the Board may hold any of its meetings at such place or places within or without the State of New Jersey as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.7                                    Annual Meeting.  The annual meeting of the Board for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the shareholders.

Section 3.8                                    Regular Meetings.  The Board may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times.  If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday or on a date designated in the notice of the meeting during either the same week in which the regularly scheduled date falls or during the preceding or following week.  Regular meetings of the Board shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of the meeting.  Notice of annual meetings or any regular meetings held at the principal office of the Corporation and at the usual scheduled time shall not be required.

Section 3.9                                    Special Meetings.  Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, President or any director.  Such meetings may be held at the time and place designated for the meeting.

Section 3.10                             Notice of Meetings.  The Secretary or other person or persons calling a meeting for which notice is required shall give notice by mail or telegram at least five (5) days before the meeting, or by telephone at least twenty-four (24) hours before the meeting.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of the notice.  Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in this notice of such meeting.

Section 3.11                             Quorum and Manner of Acting.  Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present.  If no quorum exists, a majority of directors present at any meeting may adjourn the same from time to time until a quorum is present.  Notice of any adjourned meeting need not be given.

Section 3.12                             Action by Consent.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of such proceedings of the Board or committee, whether done before or after the action is taken.  Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of New Jersey or any other state wherein the Corporation may do business.

Section 3.13                             Compensation.  The directors shall not receive compensation for their services as such, except that the directors shall be entitled to be reimbursed for any reasonable expenses paid by them by reason of their attendance at any regular or special meeting of the Board or any of its committees, and by resolution of the Board, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the Board or any of its committees.  Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.14                             Committees.  By resolution passed by a majority of the whole Board, the Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent provided in the Board’s resolution and these Bylaws and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers requiring it; provided, however, that no such committee shall have the power or authority to adopt, amend or repeal any bylaws of the Corporation.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.  In the absence or disqualification of a member of a committee and that member’s alternate, if the Board appoints alternates, the member or members thereof present at any meeting and not disqualified from voting (whether or not the member or members constitute a quorum) may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 3.15                             Committee Rules.  Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by resolution of the Board designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

Section 3.16                             Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board or any committee designated by the Board at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

Section 4.1                                    Titles.  The Board shall have the exclusive power and authority to elect from time to time such officers of the Corporation including a Chairman of the Board, Vice Chairman, Chief Executive Officer, President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, General Counsel, one or more Associate General Counsels, Chief Financial Officer, Treasurer, Controller, Secretary, one or more Assistant Treasurers, one or more Assistant Controllers, one or more Assistant Secretaries, and such other officers as it shall deem necessary.  Except as otherwise provided in these Bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board.  Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 4.2                                    Election; Term of Office; Qualifications.  The officers of the Corporation, shall be elected  at the regular meeting of the Board held each year immediately following the annual meeting of the shareholders.  Each officer shall hold office until the next regular meeting at which officers are to be elected and until his successor has been duly chosen and qualifies or until his death, resignation or removal in the manner hereinafter provided.

Section 4.3                                    Resignation; Removal.  Any officer or agent may resign at any time upon written notice to the Board or the Secretary of the Corporation.  Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.4                                    Vacancies.  A vacancy in any office caused by death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of that office by a majority vote of the directors then in office.

Section 4.5                                    Chairman of the Board.  The Board may designate the Chairman of the Board as having the powers of the Chief Executive Officer and/or the President coextensively with the Chief Executive Officer and/or the President, as applicable.  If so designated, the Chairman of the Board shall have all the powers and duties of the Chief Executive Officer and/or the President, coextensively with the Chief Executive Officer and/or the President, as applicable, and such other powers and duties as the Board may determine, and any act required or permitted by law to be done by the Chief Executive Officer or the President, as applicable, may be done instead by the Chairman of the Board.  The Chairman of the Board, whether or not designated as having powers of the Chief Executive Officer and/or the President, shall preside at all meetings of the shareholders and the Board, except as otherwise provided in these Bylaws, and shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same.  In the event of the disability, death, resignation, or removal of the Chief Executive Officer or the President, as applicable, or the failure to elect a Chief Executive Officer or a President, as applicable, the Chairman shall have the sole powers of the Chief Executive Officer or the President, as applicable, and shall hold such office unless and until a new Chief Executive Officer or President (as applicable) is elected by the Board.

Section 4.6                                    Vice Chairman.  The Vice Chairman, if such officer is elected, shall have such powers and perform such duties as the Board or the Chairman of the Board (to the extent he is authorized by the Board to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these Bylaws.  In the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the shareholders and of the Board, unless the Board appoints another person who need not be a shareholder, officer or director of the Corporation, to preside at a meeting of the shareholders.

Section 4.7                                    Chief Executive Officer.  The Chief Executive Officer shall have general charge of the business and affairs of the Corporation, and shall have final decision-making authority in the conduct of all business affairs of the Corporation (unless the Board designates the Chairman of the Board as having the powers of the Chief Executive Officer coextensively with the Chief Executive Officer).  The Chief Executive Officer may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, mortgages, contracts and other obligations in the name of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.  The Chief Executive Officer shall have such other powers and perform such other duties as the Board shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

Section 4.8                                    President.  The President shall have the responsibility for the day-to-day operations of the business of the Corporation.  The President may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, and may sign and execute all authorized notes, bonds, contracts, and other obligations in the name of the Corporation.  The President shall have such other powers and perform such other duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or elsewhere in these Bylaws.  In the event of (a) the disability, death, resignation, or removal of the Chief Executive Officer or the failure to elect a Chief Executive Officer, and (b) (i) the Board not having designated the Chairman as having the powers of the Chief Executive Officer, coextensively with the Chief Executive Officer, or (ii) the Board having made such designation but the Chairman being unavailable to serve in the Chief Executive Officer’s capacity, the President shall hold the office of Chief Executive Officer until a new Chief Executive Officer is elected by the Board.

Section 4.9                                    Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents.  The Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, if such officers are elected, shall have such powers and perform such duties as the Board or the Chief Executive Officer (to the extent he is authorized by the Board to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these Bylaws.  At the request of the Chairman of the Board or the Chief Executive Officer (to the extent he is authorized by the Board to prescribe the authority and duties of other officers), any Vice President shall exercise the powers of the President during that officer’s absence or inability to act.  Any action take by a Vice President in the performance of these duties of the President shall be presumptive evidence of the absence or inability to act of the President at the time the action was taken.

Section 4.10                             General Counsel.  The General Counsel shall advise and represent the Corporation generally in all legal matters and proceedings, and shall act as counsel to the Board and the Executive Committee.  The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Section 4.11                             Associate General Counsel.  Each Associate General Counsel shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, General Counsel, or Board, and the Associate General Counsels shall exercise the powers of the General Counsel during that officer’s absence or inability to act.

Section 4.12                             Chief Financial Officer.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.  The Chief Financial Officer shall render to the Chief Executive Officer and the Board, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation.  The Chief Financial Officer shall have such other powers and perform such other duties as the Board shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

Section 4.13                             Treasurer.  The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board.  The Treasurer shall keep full and accurate accounts of the finances of the Corporation and shall cause a true statement of the assets and liabilities of the Corporation as of the close of each fiscal year and of the results of its operations and of changes in surplus, all in reasonable detail, to be made and filed at the principal office of the Corporation within three (3) months after the end of the fiscal year.  The statement shall be available for inspection by any shareholder for a period of ten (10) years, and the Treasurer shall mail or otherwise deliver a copy of the latest statement to any shareholder upon written request.  The Treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the Chief Executive Officer, President, Chief Financial Officer, or the Board.  If a Chief Financial Officer has not been elected or appointed, the Treasurer shall perform the duties of the Chief Financial Officer unless and until a Chief Financial Officer is elected by the Board.

Section 4.14                             Assistant Treasurers.  Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or the Board, and the Assistant Treasurer shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 4.15                             Secretary.  The Secretary shall keep accurate records of the acts and proceedings of all meetings of the shareholders and of the Board and shall give all notices required by law and these Bylaws.  The Secretary shall have general charge of the corporate books and records and the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it.  The Secretary shall have general charge of the share transfer books of the Corporation and shall keep at the principal office of the Corporation a record of the shareholders, showing the name and address of each shareholder and the number and class of the shares held by each.  The Secretary shall sign such instruments as may require the signature of the Secretary, and in general shall perform the duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Chief Executive Officer, President, or the Board.

Section 4.16                             Assistant Secretary.  Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Chief Executive Officer, President, Secretary, or

the Board, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 4.17                             Voting Upon Shares.  Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which this Corporation may hold shares, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the owner, the Corporation might have possessed and exercised if present.  The Board may by resolution from time to time confer such power and authority upon any other person or persons.

Section 4.18                             Compensation.  The compensation and all other terms of employment of the officers shall be fixed by the Board.  No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V

INDEMNIFICATION

Section 5.1                                    Right to Indemnification.  Each person who was or is made a part to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or any predecessor of the Corporation (hereinafter an “indemnitee”) whether the basis of such proceeding is alleged action in an official capacity as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or consented to by the Board.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the New Jersey Business Corporation Act requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, such advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”).

Section 5.2                                    Right of Indemnified Party to Sue.  If a claim Section 5.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including the Board, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (include the Board, independent legal counsel or the shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

Section 5.3                                    Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, by agreement, by vote of the shareholders or disinterested directors or otherwise.

Section 5.4                                    Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, join venture, trust or other enterprise against any expense, liability or loss under the New Jersey Business Corporation Act.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 6.1                                    Execution of Contracts.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

Section 6.2                                    Depositories and Checks.  All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board may from time to time designate.

Section 6.3                                    Bond.  The Board may by resolution require any or all officers, agents and employees of the Corporation to give a bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time by required by the Board.

Section 6.4                                    Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board.  Such authority may be general or confined to specific instances.

Section 6.5                                    General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power is delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VII

CAPITAL STOCK

Section 7.1                                    Certificates for Shares.  Every owner of shares of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him.  The certificates representing such shares shall be numbered in the order in which they are issued, or otherwise identified, and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, or the President.  Any or all of the signatures on the certificates may be by facsimile, engraved, or printed.  Each certificate shall be sealed with the seal of the Corporation or a facsimile thereof.  A record shall be kept of the respective names and addresses of the persons, firms or corporations owning the shares represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except as provided in Section 7.4.

Section 7.2                                    Transfers of Shares.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

The person in whose name shares of shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.  Whenever any transfer of shares is made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 7.3                                    Regulations.  The Board may make such rules and regulations as it may deem expedient (if not inconsistent with these Bylaws) concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

Section 7.4                                    Lost, Stolen, Destroyed and Mutilated Certificates.  In any case of loss, theft, destruction or mutilation of any certificate of shares, upon receipt of an affidavit from the person explaining the loss, theft, destruction or mutilation of the certificates, the Board may authorize the issuance of a new certificate.  When authorizing the issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.

Section 7.5                                    Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders (or any adjournment thereof) or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If, in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, then the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 7.6                                    Restrictions on Transfer of Shares.  Shares of the stock of the Corporation shall not be transferred except as provided under the terms of any agreements among the holders of such shares.  Each share certificate issued by the Corporation representing shares of its common or preferred stock shall bear an appropriate reference to the above-mentioned restriction.

Section 7.7                                    Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars of transfers and may require all share certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                                    Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 8.2                                    Dividends.  The Board may from time to time declare, and the Corporation may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 8.3                                    Seal.  The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of New Jersey and the year of incorporation.

Section 8.4                                    Waiver of Notices.  Whenever notice is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 8.5                                    Taxable Year.  The taxable year of the Corporation shall be the period ending December 31 of each year or such other period as the Board shall from time to time determine.

Section 8.6                                    Amendments.  Unless otherwise provided in the Certificate of Incorporation or a bylaw adopted by the shareholders or by law, these Bylaws may be amended or repealed by the Board, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board if neither the Certificate of Incorporation nor a bylaw adopted by the shareholders authorizes the Board to adopt, amend or repeal that particular bylaw or the bylaws generally without the assent or vote of the shareholders.  These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the Board.  A bylaw that fixes the greater quorum or voting requirement for the Board may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the Board or (b) if originally adopted by the Board, either by the shareholders or by the Board. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the Board by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such  bylaw or prescribed by the shareholders.

Section 8.7                                    Shareholders Agreement.  To the extent that the provisions of these Bylaws are inconsistent with any shareholders agreement subsequently entered into by the holders of the Corporation’s shares, the shareholders agreement shall control.